Exhibit 10.17

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (the “Agreement”), effective as of January 2, 2022 (the “Effective Date”), is by and between Allarity Therapeutics A/S, an Aktieselskab organized under the laws of Denmark (“Assignor”), and Allarity Therapeutics, Inc., a Delaware corporation (“Assignee”).

WHEREAS, on January 2, 2022, Assignor and Oncoheroes Biosciences Inc., a Delaware corporation, entered into those certain Exclusive License Agreements as described on Schedule I attached hereto (collectively, the “License Agreements”);

WHEREAS, on December 20, 2021, Assignee’s subsidiary, Allarity Acquisition Subsidiary, Inc., a Delaware corporation (“Acquisition Sub”) acquired substantially all of the assets and assumed substantially all of the liabilities of Assignor pursuant to that certain Asset Purchase Agreement by and between Assignor and Assignee dated December 17, 2021 (the “Asset Purchase Agreement”);

WHEREAS, the intellectual property that is licensed under the License Agreements was transferred to Acquisition Sub on December 20, 2021, and is an asset that is covered by the Asset Purchase Agreement;

WHEREAS, Section 13.03 of the Asset Purchase Agreement obligates Assignor to convey and transfer the License Agreements to Assignee; and

WHEREAS, Assignor desires to assign to Assignee all of its rights and obligations in, and Assignee has agreed to assume all of Assignor’s duties and obligations under, the License Agreements pursuant to Section 10.03 of the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in each respective License Agreement.

2. Assignment and Assumption. Assignor hereby sells, assigns, grants, conveys and transfers to Assignee all of Assignor’s right, title and interest in and to the License Agreements. Assignee hereby accepts such assignment and assumes all of Assignor’s duties and obligations under the License Agreements and agrees to perform and discharge, as and when due, all of the obligations of Assignor under the License Agreements accruing on and after the Effective Date.

3. Terms of the License Agreement. The terms of each of the respective License Agreements, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Products in the Licensed Field in the Territory (as defined in each respective License Agreement) are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in each respective License Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of each respective License Agreement and the terms hereof, the respective terms of each License Agreement shall govern.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ALLARITY THERAPEUTICS A/S

By:	/s/ Steve Carchedi
Steve Carchedi
CEO

ALLARITY THERAPEUTICS, INC.

By:	/s/ Steve Carchedi
Steve Carchedi
CEO

Signature Page to Assignment and Assumption Agreement

Schedule I

License Agreements

1.	Exclusive License Agreement by and between Allarity Therapeutics A/S and Oncoheroes Biosciences Inc, dated January 2, 2022 in connection with the grant of an exclusive license of the pan-targeted kinase inhibitor Dovitinib.

2.	Exclusive License Agreement by and between Allarity Therapeutics A/S and Oncoheroes Biosciences Inc, dated January 2, 2022 in connection with the grant of an exclusive license of the PARP inhibitor Stenoparib.

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